FOR IMMEDIATE RELEASE:
NVIDIA Announces Financial Results for First Quarter Fiscal 2023
•Record quarterly revenue of $8.29 billion, up 46% from a year ago
•Record quarterly revenue for Data Center and Gaming
SANTA CLARA, Calif.-May 25, 2022- NVIDIA (NASDAQ: NVDA) today reported record revenue for the first quarter ended May 1, 2022, of $8.29 billion, up 46% from a year ago and up 8% from the previous quarter, with record revenue in Data Center and Gaming.
GAAP earnings per diluted share for the quarter were $0.64, down 16% from a year ago and down 46% from the previous quarter, and include an after-tax impact of $0.52 related to the $1.35 billion Arm acquisition termination charge. Non-GAAP earnings per diluted share were $1.36, up 49% from a year ago and up 3% from the previous quarter.
“We delivered record results in Data Center and Gaming against the backdrop of a challenging macro environment,” said Jensen Huang, founder and CEO of NVIDIA. “The effectiveness of deep learning to automate intelligence is driving companies across industries to adopt NVIDIA for AI computing. Data Center has become our largest platform, even as Gaming achieved a record quarter.
“We are gearing up for the largest wave of new products in our history with new GPU, CPU, DPU and robotics processors ramping in the second half. Our new chips and systems will greatly advance AI, graphics, Omniverse, self-driving cars and robotics, as well as the many industries these technologies impact,” he said.
During the first quarter of fiscal 2023, NVIDIA returned to shareholders $2.10 billion in share repurchases and cash dividends.
On May 23, 2022, the board of directors increased and extended the company’s share repurchase program to repurchase additional common stock up to a total of $15 billion through December 2023.
NVIDIA will pay its next quarterly cash dividend of $0.04 per share on July 1, 2022, to all shareholders of record on June 9, 2022.
Q1 Fiscal 2023 Summary

GAAP
($ in millions, except earnings per share)	Q1 FY23	Q4 FY22	Q1 FY22	Q/Q	Y/Y
Revenue	$8,288	$7,643	$5,661	Up 8%	Up 46%
Gross margin	65.5%	65.4%	64.1%	Up 10 bps	Up 140 bps
Operating expenses	$3,563	$2,029	$1,673	Up 76%	Up 113%
Operating income	$1,868	$2,970	$1,956	Down 37%	Down 4%
Net income	$1,618	$3,003	$1,912	Down 46%	Down 15%
Diluted earnings per share	$0.64	$1.18	$0.76	Down 46%	Down 16%

Non-GAAP
($ in millions, except earnings per share)	Q1 FY23	Q4 FY22	Q1 FY22	Q/Q	Y/Y
Revenue	$8,288	$7,643	$5,661	Up 8%	Up 46%
Gross margin	67.1%	67.0%	66.2%	Up 10 bps	Up 90 bps
Operating expenses	$1,608	$1,447	$1,189	Up 11%	Up 35%
Operating income	$3,955	$3,677	$2,557	Up 8%	Up 55%
Net income	$3,443	$3,350	$2,313	Up 3%	Up 49%
Diluted earnings per share	$1.36	$1.32	$0.91	Up 3%	Up 49%
Outlook
NVIDIA’s outlook for the second quarter of fiscal 2023 is as follows:
•Revenue is expected to be $8.10 billion, plus or minus 2%. This includes an estimated reduction of approximately $500 million relating to Russia and the COVID lockdowns in China.
•GAAP and non-GAAP gross margins are expected to be 65.1% and 67.1%, respectively, plus or minus 50 basis points.
•GAAP and non-GAAP operating expenses are expected to be approximately $2.46 billion and $1.75 billion, respectively.
•GAAP and non-GAAP other income and expense are expected to be an expense of approximately $40 million, excluding gains and losses from non-affiliated investments.
•GAAP and non-GAAP tax rates are expected to be 12.5%, plus or minus 1%, excluding any discrete items.
Highlights
NVIDIA achieved progress since its previous earnings announcement in these areas:
Data Center
•First-quarter revenue was a record $3.75 billion, up 83% from a year ago and up 15% from the previous quarter.
•Announced the NVIDIA Hopper™ GPU architecture, delivering an order of magnitude performance leap over its predecessor; the NVIDIA® H100 Tensor Core GPU, the first Hopper-based GPU, featuring 80 billion transistors; and the NVIDIA DGX™ H100 system, the fourth generation of this purpose-built AI infrastructure.
•Announced the Arm®-based NVIDIA Grace™ CPU Superchip with two CPU chips connected coherently over NVLink®-C2C, a new high-speed, low-latency chip-to-chip interconnect.
•Announced that Taiwan’s leading computer makers are set to release the first wave of systems powered by NVIDIA’s Grace Hopper and Grace CPU Superchips, on track to launch in the first half of 2023.
•Unveiled NVIDIA Spectrum™-4, the world’s first 400Gbps end-to-end networking platform, enabling the extreme performance and robust security needed for data center infrastructure at scale.
•Announced major updates to NVIDIA AI — which includes enterprise-ready software for advancing speech, recommender systems, hyperscale inference and more — as well as the new NVIDIA AI Accelerated program, to help ensure performance and reliability of AI applications from NVIDIA’s partners.

•Announced NVIDIA OVX™ — a dedicated, scalable server reference design for creating industrial digital twins in Omniverse — combining high-performance GPU-accelerated compute, graphics and AI with high-speed storage access, low-latency networking and precision timing.
•Unveiled 60+ updates to the NVIDIA CUDA-X™ collection of libraries, tools and technologies across a broad range of disciplines.
•Unveiled NVIDIA Clara™ Holoscan MGX, a platform for the medical-device industry to develop and deploy real-time AI applications at the edge, designed to meet required regulatory standards.
•Collaborated with Microsoft Azure to preview a scaled virtualized cloud offering using NVIDIA vGPU software and the NVIDIA A10 Tensor Core GPU.
•Announced a strategic collaboration with The Kroger Co. to reimagine the shopping experience using AI-enabled applications and services.
•Teamed with UF Health, the University of Florida’s academic health center, to develop a neural network that generates synthetic clinical data.
Gaming
•First-quarter revenue was a record $3.62 billion, up 31% from a year ago and up 6% from the previous quarter.
•Introduced the GeForce RTX® 3090 Ti, the fastest-ever consumer GPU.
•Announced 15 new game titles optimized for NVIDIA RTX — including Dying Light 2 Stay Human, Ghostwire: Tokyo and Shadow Warrior 3 — bringing the total to over 250 games and applications.
•Announced that gamers can now access RTX 3080-class streaming with GeForce NOW™ monthly subscription plans.
•Expanded the GeForce NOW library with over 100 games — including Lost Ark, Need for Speed: Heat and Life is Strange: Remastered — bringing the total to over 1,300.
•Launched Fortnite on GeForce NOW with touch controls for mobile devices, streaming through the Safari web browser on iOS and the GeForce NOW Android app.
Professional Visualization
•First-quarter revenue was $622 million, up 67% from a year ago and down 3% from the previous quarter.
•Added new NVIDIA Ampere architecture RTX GPUs for workstations, widening access to AI and ray-tracing technology.
•Announced the Omniverse Cloud service for instant access to NVIDIA Omniverse™ — including by millions of Mac and Chromebook users — enabling the collaborative editing of large 3D scenes from anywhere when available next year.
•Announced that Amazon Robotics is building AI-enabled digital twins of its warehouses, using Omniverse Enterprise, to optimize warehouse design and train more intelligent robotic solutions.
Automotive and Robotics
•First-quarter Automotive revenue was $138 million, down 10% from a year ago and up 10% from the previous quarter.
•Started production of the NVIDIA DRIVE Orin™ autonomous vehicle computer, which has been chosen by over 35 automakers.

•Announced wins with Lucid Motors and BYD, bringing its automotive design-win pipeline to over $11 billion over the next six years.
•Introduced NVIDIA DRIVE™ Map, a multimodal mapping platform — based in part on DeepMap survey mapping technology — designed to enable the highest levels of autonomy while improving safety.
•Set records in AI inference with NVIDIA Orin in its MLPerf benchmark debut, running up to 5x faster than its predecessor with an average of 2x better energy efficiency.
•Announced availability of the NVIDIA Jetson™ AGX Orin developer kit, with production modules shipping in July, and Isaac Nova Orin, a state-of-the-art AI compute and sensor reference platform built to accelerate development of autonomous mobile robots.
CFO Commentary
Commentary on the quarter by Colette Kress, NVIDIA’s executive vice president and chief financial officer, is available at https://investor.nvidia.com/.
Conference Call and Webcast Information
NVIDIA will conduct a conference call with analysts and investors to discuss its first quarter fiscal 2023 financial results and current financial prospects today at 2 p.m. Pacific time (5 p.m. Eastern time). A live webcast (listen-only mode) of the conference call will be accessible at NVIDIA’s investor relations website, https://investor.nvidia.com. The webcast will be recorded and available for replay until NVIDIA’s conference call to discuss its financial results for its second quarter of fiscal 2023.
Non-GAAP Measures
To supplement NVIDIA’s condensed consolidated financial statements presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP other income (expense), net, non-GAAP net income, non-GAAP net income, or earnings, per diluted share, and free cash flow. For NVIDIA’s investors to be better able to compare its current results with those of previous periods, the company has shown a reconciliation of GAAP to non-GAAP financial measures. These reconciliations adjust the related GAAP financial measures to exclude acquisition termination costs, stock-based compensation expense, acquisition-related and other costs, IP-related costs, legal settlement costs, gains and losses from non-affiliated investments, interest expense related to amortization of debt discount, the associated tax impact of these items where applicable, domestication tax benefit, and foreign tax benefit. Free cash flow is calculated as GAAP net cash provided by operating activities less both purchases of property and equipment and intangible assets and principal payments on property and equipment and intangible assets. NVIDIA believes the presentation of its non-GAAP financial measures enhances the user’s overall understanding of the company’s historical financial performance. The presentation of the company’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the company’s financial results prepared in accordance with GAAP, and the company’s non-GAAP measures may be different from non-GAAP measures used by other companies.
About NVIDIA
NVIDIA’s (NASDAQ: NVDA) invention of the GPU in 1999 sparked the growth of the PC gaming market and has redefined modern computer graphics, high performance computing and artificial intelligence. The company’s pioneering work in accelerated computing and AI is reshaping trillion-dollar industries, such as transportation, healthcare and manufacturing, and fueling the growth of many others. More information at https://nvidianews.nvidia.com/.
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For further information, contact:

Simona Jankowski	Robert Sherbin
Investor Relations	Corporate Communications
NVIDIA Corporation	NVIDIA Corporation
sjankowski@nvidia.com	rsherbin@nvidia.com
Certain statements in this press release including, but not limited to, statements as to: the effectiveness of deep learning to automate intelligence driving companies across industries to adopt NVIDIA for AI computing; the largest wave of new products in our history with new GPU, CPU, DPU, and robotics processors ramping in the second half; our new chips and systems to advance AI, graphics, Omniverse, self-driving cars, and robotics, as well as the many industries these technologies impact; the benefits, performance, impact, and abilities of our products and technologies, including NVIDIA Hopper GPU architecture, NVIDIA H100 Tensor Core GPU, NVIDIA DGX H100 system, Arm-based NVIDIA Grace CPU Superchip, NVLink, NVIDIA Spectrum-4, the updated NVIDIA AI, the new NVIDIA AI Accelerated program, NVIDIA OVX, the NVIDIA CUDA-X collection, NVIDIA Clara Holoscan MGX, NVIDIA vGPU software, NVIDIA A10 Tensor Core GPU, GeForce RTX 3090 Ti, NVIDIA RTX, GeForce NOW, NVIDIA Ampere architecture RTX GPUs, Omniverse Cloud, Omniverse Enterprise, the NVIDIA DRIVE Orin autonomous vehicle computer, NVIDIA DRIVE Map, NVIDIA Orin, NVIDIA Jetson AGX Orin, and Isaac Nova Orin; the release by Taiwan’s leading computer makers of the first wave of systems powered by NVIDIA’s Grace Hopper and Grace CPU Superchips; the collaboration with Microsoft Azure to preview a scaled virtualized cloud offering using NVIDIA vGPU software and the NVIDIA A10 Tensor Core GPU; the strategic collaboration with The Kroger Co.; our teaming with UF Health, the University of Florida’s academic health center, to develop a neural network that generates synthetic clinical data; NVIDIA’s share repurchase program; NVIDIA’s next quarterly cash dividend; NVIDIA’s financial outlook for the second quarter of fiscal 2023, including the estimated impact on revenue relating to Russia and the COVID lockdowns in China; and NVIDIA’s expected tax rates for the second quarter of fiscal 2023 are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: global economic conditions; our reliance on third parties to manufacture, assemble, package and test our products; the impact of technological development and competition; development of new products and technologies or enhancements to our existing product and technologies; market acceptance of our products or our partners’ products; design, manufacturing or software defects; changes in consumer preferences or demands; changes in industry standards and interfaces; unexpected loss of performance of our products or technologies when integrated into systems; as well as other factors detailed from time to time in the most recent reports NVIDIA files with the Securities and Exchange Commission, or SEC, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of reports filed with the SEC are posted on the company’s website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.
© 2022 NVIDIA Corporation. All rights reserved. NVIDIA, the NVIDIA logo, GeForce, GeForce NOW, GeForce RTX, NVIDIA Clara, NVIDIA CUDA-X, NVIDIA DGX, NVIDIA DRIVE, NVIDIA DRIVE Orin, NVIDIA Grace, NVIDIA Hopper, NVIDIA Isaac, NVIDIA Jetson, NVIDIA Omniverse, NVIDIA OVX, NVIDIA Spectrum and NVLink are trademarks and/or registered trademarks of NVIDIA Corporation in the U.S. and/or other countries. Other company and product names may be trademarks of the respective companies with which they are associated. Features, pricing, availability, and specifications are subject to change without notice.

NVIDIA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	May 1,	May 2,
	2022	2021

Revenue	$8,288	$5,661
Cost of revenue	2,857	2,032
Gross profit	5,431	3,629
Operating expenses
Research and development	1,618	1,153
Sales, general and administrative	592	520
Acquisition termination cost	1,353	—
Total operating expenses	3,563	1,673
Income from operations	1,868	1,956
Interest income	18	6
Interest expense	(68)	(53)
Other, net	(13)	135
Other income (expense), net	(63)	88
Income before income tax	1,805	2,044
Income tax expense	187	132
Net income	$1,618	$1,912

Net income per share (A):
Basic	$0.65	$0.77
Diluted	$0.64	$0.76

Weighted average shares used in per share computation (A):
Basic	2,506	2,484
Diluted	2,537	2,528
(A) Reflects a four-for-one stock split on July 19, 2021.

NVIDIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	May 1,	January 30,
	2022	2022
ASSETS

Current assets:
Cash, cash equivalents and marketable securities	$20,338	$21,208
Accounts receivable, net	5,438	4,650
Inventories	3,163	2,605
Prepaid expenses and other current assets	636	366
Total current assets	29,575	28,829

Property and equipment, net	2,916	2,778
Operating lease assets	856	829
Goodwill	4,365	4,349
Intangible assets, net	2,211	2,339
Deferred income tax assets	1,784	1,222
Other assets	3,505	3,841
Total assets	$45,212	$44,187

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,999	$1,783
Accrued and other current liabilities	3,563	2,552
Total current liabilities	5,562	4,335

Long-term debt	10,947	10,946
Long-term operating lease liabilities	752	741
Other long-term liabilities	1,631	1,553
Total liabilities	18,892	17,575

Shareholders' equity	26,320	26,612
Total liabilities and shareholders' equity	$45,212	$44,187

NVIDIA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended
	May 1,	May 2,
	2022	2021
Cash flows from operating activities:
Net income	$1,618	$1,912
Adjustments to reconcile net income to net cash
provided by operating activities:
Acquisition termination cost	1,353	—
Stock-based compensation expense	578	429
Depreciation and amortization	334	281
Losses (gains) on investments in non affiliates, net	17	(133)
Deferred income taxes	(542)	24
Other	23	(3)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(788)	(595)
Inventories	(560)	(159)
Prepaid expenses and other assets	(1,261)	2
Accounts payable	255	36
Accrued and other current liabilities	634	33
Other long-term liabilities	70	47
Net cash provided by operating activities	1,731	1,874
Cash flows from investing activities:
Proceeds from maturities of marketable securities	5,947	3,140
Proceeds from sales of marketable securities	1,029	358
Purchases of marketable securities	(3,932)	(4,470)
Purchases related to property and equipment and intangible assets	(361)	(298)
Acquisitions, net of cash acquired	(36)	—
Investments and other, net	(35)	(2)
Net cash provided by (used in) investing activities	2,612	(1,272)
Cash flows from financing activities:
Proceeds related to employee stock plans	204	126
Payments related to repurchases of common stock	(1,996)	—
Payments related to tax on restricted stock units	(532)	(477)
Dividends paid	(100)	(99)
Principal payments on property and equipment and intangible assets	(22)	(19)
Other	—	(2)
Net cash used in financing activities	(2,446)	(471)
Change in cash and cash equivalents	1,897	131
Cash and cash equivalents at beginning of period	1,990	847
Cash and cash equivalents at end of period	$3,887	$978

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	May 1,	January 30,	May 2,
	2022	2022	2021

GAAP gross profit	$5,431	$4,999	$3,629
GAAP gross margin	65.5%	65.4%	64.1%
Acquisition-related and other costs (A)	94	86	87
Stock-based compensation expense (B)	38	39	25
IP-related costs	—	—	5
Non-GAAP gross profit	$5,563	$5,124	$3,746
Non-GAAP gross margin	67.1%	67.0%	66.2%

GAAP operating expenses	$3,563	$2,029	$1,673
Acquisition termination cost	(1,353)	—	—
Stock-based compensation expense (B)	(540)	(512)	(404)
Acquisition-related and other costs (A)	(55)	(70)	(80)
Legal settlement costs	(7)	—	—
Non-GAAP operating expenses	$1,608	$1,447	$1,189

GAAP income from operations	$1,868	$2,970	$1,956
Total impact of non-GAAP adjustments to income from operations	2,087	707	601
Non-GAAP income from operations	$3,955	$3,677	$2,557

GAAP other income (expense), net	$(63)	$(105)	$88
Losses (gains) from non-affiliated investments	17	53	(134)
Interest expense related to amortization of debt discount	1	—	1
Non-GAAP other income (expense), net	$(45)	$(52)	$(45)

GAAP net income	$1,618	$3,003	$1,912
Total pre-tax impact of non-GAAP adjustments	2,105	760	468
Income tax impact of non-GAAP adjustments (C)	(280)	(330)	(67)
Domestication tax adjustments	—	7	—
Foreign tax benefit	—	(90)	—
Non-GAAP net income	$3,443	$3,350	$2,313

	Three Months Ended
	May 1,	January 30,	May 2,
	2022	2022	2021
Diluted net income per share (D)
GAAP	$0.64	$1.18	$0.76
Non-GAAP	$1.36	$1.32	$0.91

Weighted average shares used in diluted net income per share computation (D)	2,537	2,545	2,528

GAAP net cash provided by operating activities	$1,731	$3,033	$1,874
Purchases related to property and equipment and intangible assets	(361)	(273)	(298)
Principal payments on property and equipment and intangible assets	(22)	(21)	(19)
Free cash flow	$1,348	$2,739	$1,557

(A) Acquisition-related and other costs are comprised of amortization of intangible assets, transaction costs and certain compensation charges presented in the following line items:
	Three Months Ended
	May 1,	January 30,	May 2,
	2022	2022	2021
Cost of revenue	$94	$86	$87
Research and development	$9	$9	$1
Sales, general and administrative	$46	$61	$79

(B) Stock-based compensation consists of the following:
	Three Months Ended
	May 1,	January 30,	May 2,
	2022	2022	2021
Cost of revenue	$38	$39	$25
Research and development	$384	$362	$276
Sales, general and administrative	$156	$150	$128

(C) Income tax impact of non-GAAP adjustments, including the recognition of excess tax benefits or deficiencies related to stock-based compensation under GAAP accounting standard (ASU 2016-09).

(D) Reflects a four-for-one stock split on July 19, 2021.

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

Q2 FY2023 Outlook
($ in millions)
GAAP gross margin	65.1%
Impact of stock-based compensation expense, acquisition-related costs, and other costs	2.0%
Non-GAAP gross margin	67.1%

GAAP operating expenses	$2,460
Stock-based compensation expense and acquisition-related costs	(710)
Non-GAAP operating expenses	$1,750